Exhibit 99.3 Fourth Quarter and Full Year 2018 Financial Results February 28, 2019

Forward-Looking Statements Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities and capital spending incurred prior to formal regulatory approval; • ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties; • decisions and other actions by the CPUC, the FERC, the NRC and other regulatory authorities, including determinations of authorized rates of return or return on equity, the 2018 GRC, the GS&RP application, the recoverability of wildfire-related and mudslide- related costs, and delays in regulatory actions; • ability of Edison International or SCE to borrow funds and access the bank and capital markets on reasonable terms; • actions by credit rating agencies to downgrade Edison International or SCE’s credit ratings or to place those ratings on negative watch or outlook; • risks associated with the decommissioning of San Onofre, including those related to public opposition, permitting, governmental approvals, on- site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns; • extreme weather-related incidents and other natural disasters (including earthquakes and events caused, or exacerbated, by climate change, such as wildfires), which could cause, among other things, public safety issues, property damage and operational issues; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as CCAs and Electric Service Providers; • risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the CAISO's transmission plans, and governmental approvals; and • risks associated with the operation of transmission and distribution assets and power generating facilities, including public and employee safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. February 28, 2019 1

SCE Wildfire-Related Charge Summary ($ millions) For the year ended December 31, 2018, the income statements include the estimated losses (established at the lower end of the reasonably estimated range of expected losses), net of expected recoveries from insurance and FERC customers, related to the 2017/2018 Wildfire/Mudslide Events (as defined in the 10-K filed on February 28, 2019) as follows: 2018 Charge for wildfire-related claims $4,669 Expected insurance recoveries (2,000) Expected revenue from FERC customers (135) Total pre-tax charge $2,534 Income tax benefit (709) Total after-tax charge $1,825 Total after-tax charge (per share) $5.60 Note: See Use of Non-GAAP Financial Measures. February 28, 2019 2

Fourth Quarter Earnings Summary

		Q4 2018		Q4 2017		Variance
Basic Earnings Per Share (EPS)[1]						
SCE	$	(4.38)	$	(0.33)	$	(4.05)
EIX Parent & Other		(0.11)		(1.34)		1.23
Discontinued Operations[2]		0.10		—		0.10
Basic EPS	**$**	**(4.39)**	**$**	**(1.67)**	**$**	**(2.72)**
Less: Non-core Items						
SCE[2]	$	(5.39)	$	(1.48)	$	(3.91)
EIX Parent & Other[2]		(0.04)		(1.29)		1.25
Discontinued Operations[2]		0.10		—		0.10
Total Non-core	**$**	**(5.33)**	**$**	**(2.77)**	**$**	**(2.56)**
Core Earnings Per Share (EPS)						
SCE	$	1.01	$	1.15	$	(0.14)
EIX Parent & Other		(0.07)		(0.05)		(0.02)
Core EPS	**$**	**0.94**	**$**	**1.10**	**$**	**(0.16)**

1. See Earnings Non-GAAP reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. See EIX Core EPS non-GAAP reconciliation in Appendix
3. SCE's 2018 core EPS drivers other than income taxes are adjusted to reflect consistent tax rates; income tax line item includes impact of change in tax rate
4. Excludes $0.08 of income tax benefits related to Tax Reform refunded to customers
5. Excludes San Onofre revenue of $(0.21), depreciation of $0.07, property taxes of $0.01 and income tax benefits of $0.13
6. Excludes $0.01 of higher income tax benefits for incremental tax repair deductions, pole-loading program-based cost of removal and tax accounting method changes

Key SCE EPS Drivers[3]		
Revenue[4,5,6]		$ (0.06)
- CPUC revenue	(0.04)	
- FERC and other operating revenue	(0.02)	
Higher O&M		(0.03)
Higher depreciation		(0.02)
Higher net financing costs		(0.04)
Income tax[4,6]		0.03
Other		(0.02)
- Property and other taxes	(0.01)	
- Other income and expenses	(0.01)	
Total core drivers		$ (0.14)
Non-core items[2]		(3.91)
Total		$ (4.05)

Key EIX EPS Drivers	
EIX parent and other — Settlement of 1994 – 2006 California tax audits and Tax Reform	$ 0.02
EEG — 2018 Edison Energy goodwill impairment	(0.04)
Total core drivers	$ (0.02)
Non-core items[2]	1.25
Total	$ 1.23

Note: Diluted earnings were $(4.39) and $(1.66) per share for the three months ended December 31, 2018 and 2017, respectively.

February 28, 2019 Energy for What's Ahead® 3

Full Year 2018 Earnings Summary

	2018	2017	Variance
Basic Earnings Per Share (EPS)[1]			
SCE	(0.95)	$ 3.10	$ (4.05)
EIX Parent & Other	(0.45)	(1.37)	0.92
Discontinued Operations[2]	0.10	—	0.10
Basic EPS	**$ (1.30)**	**$ 1.73**	**$ (3.03)**
Less: Non-core Items			
SCE[2]	$ (5.37)	$ (1.48)	$ (3.89)
EIX Parent & Other[2]	(0.18)	(1.29)	1.11
Discontinued Operations[2]	0.10	—	0.10
Total Non-core	**$ (5.45)**	**$ (2.77)**	**$ (2.68)**
Core Earnings Per Share (EPS)			
SCE	$ 4.42	$ 4.58	$ (0.16)
EIX Parent & Other	(0.27)	(0.08)	(0.19)
Core EPS	**$ 4.15**	**$ 4.50**	**$ (0.35)**

1. See Earnings Non-GAAP reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. See EIX Core EPS non-GAAP reconciliation in Appendix
3. SCE's 2018 core EPS drivers other than income taxes are adjusted to reflect consistent tax rates; income tax line item includes impact of change in tax rate
4. Excludes $0.16 of income tax benefits related to Tax Reform refunded to customers
5. Excludes San Onofre revenue of $(0.42), depreciation of $0.31, property taxes $0.02, interest expense of $0.03 and income tax benefits of $0.06
6. Excludes $0.26 of higher income tax expenses for incremental tax repair deductions, pole-loading program-based cost of removal and tax accounting method changes

Key SCE EPS Drivers[3]		
Revenue[4,5,6]		$ (0.02)
- CPUC revenue	(0.02)	
Higher O&M		(0.13)
Higher depreciation		(0.01)
Higher net financing costs		(0.12)
Income taxes[4,6]		0.19
Other		(0.07)
- Property and other taxes	(0.06)	
- Other income and expenses	(0.01)	
Total core drivers		$ (0.16)
Non-core items[2]		(3.89)
Total		$ (4.05)

Key EIX EPS Drivers		
EIX parent and other — Tax benefits on stock based compensation in 2017, Tax Reform and other		$ (0.16)
EEG —		$ (0.03)
- Tax benefits in 2017 and other	(0.02)	
- 2018 Edison Energy goodwill impairment	(0.04)	
- 2017 SoCore goodwill impairment	0.03	
Total core drivers		$ (0.19)
Non-core items[2]		1.11
Total		$ 0.92

Note: Diluted earnings were $(1.30) and $1.72 per share for the twelve months ended December 31, 2018 and 2017, respectively.

February 28, 2019
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4

SCE Capital Expenditure Forecast

($ billions)



Traditional Capital Spending:
Distribution
Transmission
Generation
Grid Modernization Capital Spending:
Grid Modernization [1]
$4.4
$4.5
$4.7
2018 (Actual)
2019 (Plan)
2020 (Request)

	2018 (Actual)	2019 (Plan)	2020 (Request)
Prior Forecast	$4.2	$4.8	$4.7
Delta	$0.2	($0.3)	–

$9.2 Billion 2019-2020 Capital Program

- Capital expenditure forecast incorporates GRC, FERC and non-GRC CPUC spending
  - GRC decision pending; 2019 capital plan updated to reflect 2019 plan which will allow SCE to manage capital spending over the three year GRC period to meet what is ultimately authorized while minimizing the risk of unauthorized spending
  - 2019 includes approximately $350 million of wildfire-related spend
  - 2020 reflects GRC request levels; excludes Charge Ready II spending and additional wildfire-related spending; will be reconciled to authorized capital following CPUC decision
- Authorized/Actual may differ from forecast
  - For 2009, 2012 and 2015 GRC, CPUC has approved 81%, 89%, and 92% of capital requested, respectively
  - SCE has no prior approval experience on grid modernization capital spending and, therefore, prior results may not be predictive

1. 2018 and 2019 capital expenditures related to grid modernization are included in distribution capital expenditures

Note: 2020 based on 2018 CPUC GRC Tax Reform February Update testimony. See Capital Expenditure/Rate Base Detailed Forecast for further information.

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SCE Rate Base Forecast – Request Level ($ billions) 3-year CAGR of 9.8% Traditional Grid Modernization CPUC $34.7 • Rate base based on request levels from $31.8 2018 GRC Tax Reform February Update $29.1 FERC $26.2 • FERC rate base, including Construction Work in Progress (CWIP), is approximately 19% of SCE’s rate base by 2020 • Reflects latest capital forecast Other • Includes Tax Reform impact • Excludes Charge Ready II and wildfire- related spend 2017 2018 2019 2020 (Authorized) Prior Forecast $26.2 $29.1 $31.8 $34.7 Delta ‒ ‒ ‒ ‒ Note: Weighted-average year basis. 2017 based on 2015 GRC decision. 2018-2020 CPUC based on 2018 GRC Tax Reform February Update testimony, FERC based on latest forecast and current tax law, “rate-base offset” for the 2015 GRC decision excluded because of write off of regulatory asset related to 2012-2014 incremental tax repairs. February 28, 2019 6

2019 Financial Assumptions

($ billions)

SCE Capital Expenditures

Distribution	$3.6
Transmission	0.7
Generation	0.2
2019 Plan	**$4.5**

- Based on 2019 budgeted expenditures at SCE

SCE Weighted Average Rate Base

Traditional	$31.1
Grid Mod	0.7
2019 Request	**$31.8**

- FERC comprises about 20% of total rate base in 2019
- Based on GRC update submitted February 2018; incorporates impact of tax reform

SCE Authorized Cost of Capital

CPUC Return on Equity	10.3%
CPUC Capital Structure[1]	48% equity
	43% debt
	9% preferred
FERC Return on Equity	11.5% with incentives (subject to refund pending FERC decision)

Other Items

- Incremental wildfire insurance costs expected to be probable of recovery; full deferral of incremental costs expected in 2019; $0.05 per share Z-Factor Advice Letter approval to be recorded in Q1 2019
- Revenues recorded at 2017 levels until 2018 GRC decision is received (decision retroactive to January 1, 2018)
- Energy efficiency incentives of $0.05 per share expected in 2019
- 2019 EIX Parent and Other core EPS guidance range: ($0.30) to ($0.35) per share
  - Holding company operating expenses of 1 cent per share per month
  - Increased interest expense driven by long-term debt needs and wider interest spreads
  - Includes EPS estimate for Edison Energy; continue to target breakeven run rate by year-end 2019

1. On February 28, 2019, SCE filed an application with the CPUC for a waiver of compliance with this equity ratio requirement, describing that while the wildfire-related charge accrued in the fourth quarter of 2018 caused its equity ratio to fall below 47% on a spot basis as of December 31, 2018, SCE remains in compliance with the 48% equity ratio over the applicable 37-month average basis. While the CPUC reviews the waiver application, SCE is considered in compliance with the capital structure rules.

Note: All tax-affected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not foot due to rounding.

February 28, 2019 Energy for What's Ahead® 7

Appendix February 28, 2019 8

Earnings Non-GAAP Reconciliations

($ millions)

Reconciliation of EIX GAAP Earnings to EIX Core Earnings

Earnings Attributable to Edison International	Q4 2018	Q4 2017	2018	2017
SCE	($1,429)	($109)	($310)	$1,012
EIX Parent & Other	(35)	(436)	(147)	(447)
Discontinued operations[1]	34	—	34	—
Basic Earnings	**($1,430)**	**($545)**	**($423)**	**$565**
Non-Core Items				
SCE [1,2,3]	($1,757)	($481)	($1,750)	($481)
EIX Parent & Other [1,4]	(12)	(421)	(58)	(420)
Discontinued operations [1]	34	—	34	—
Total Non-Core	($1,735)	($902)	($1,774)	($901)
Core Earnings				
SCE	$328	$372	$1,440	$1,493
EIX Parent & Other	(23)	(15)	(89)	(27)
Core Earnings	**$305**	**$357**	**$1,351**	**$1,466**

1. Includes income tax benefit of $34 million, income tax benefit of $66 million and income tax expense of $12 million in 2018 related to the settlement of the 1994 – 2006 California tax audit for discontinued operations, SCE and EIX parent and other, respectively.
2. Includes income of $2 million ($2 million after-tax) and $12 million ($9 million after-tax) for the quarter and year-ended December 31, 2018, respectively, and impairment charges of $716 million ($448 million after-tax) in 2017 related to the Revised San Onofre Settlement Agreement. Also includes $33 million tax expense from the re-measurement of deferred taxes as a result of Tax Reform in fourth quarter of 2017.
3. Includes 2018 charge of $2,534 million ($1,825 after-tax) related to wildfire-related claims, net of recoveries
4. Includes loss of $56 million ($46 million after-tax) related to sale of SoCore Energy in April 2018. Also includes tax expense of $433 million in fourth quarter of 2017 as a result of Tax Reform and income related to losses (net of distributions) allocated to tax equity investors under the (HLBV) accounting method of $20 million ($12 million after-tax) and $21 million ($13 million after-tax) for the quarter and year-ended December 31, 2017, respectively.

Note: See Use of Non-GAAP Financial Measures.

February 28, 2019

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SCE Annual Results of Operations

($ millions)

- Earning activities – revenue authorized by CPUC and FERC to provide reasonable cost recovery and return on investment
- Cost-recovery activities – CPUC- and FERC-authorized balancing accounts to recover specific project or program costs, subject to reasonableness review or compliance with upfront standards

	2018			2017		
	Earnings Activities	Cost-Recovery Activities	Total Consolidated	Earnings Activities	Cost-Recovery Activities	Total Consolidated
Operating revenue	**$6,560**	**$6,051**	**$12,611**	**$6,611**	**$5,643**	**$12,254**
Purchased power and fuel	—	5,406	5,406	—	4,873	4,873
Operation and maintenance	1,972	730	2,702	1,898	824	2,722
Wildfire-related claims, net of recoveries	2,669	—	2,669	—	—	—
Depreciation and amortization	1,867	—	1,867	2,032	—	2,032
Property and other taxes	392	—	392	372	—	372
Impairment and other charges	(12)	—	(12)	716	—	716
Other operating income	(7)	—	(7)	(8)	—	(8)
Total operating expenses	**6,881**	**6,136**	**13,017**	**5,010**	**5,697**	**10,707**
Operating (loss) income	**(321)**	**(85)**	**(406)**	**1,601**	**(54)**	**1,547**
Interest expense	(671)	(2)	(673)	(588)	(1)	(589)
Other income and expenses	107	87	194	93	55	148
(Loss) income before income taxes	**(885)**	**—**	**(885)**	**1,106**	**—**	**1,106**
Income tax (benefit) expense	(696)	—	(696)	(30)	—	(30)
Net (loss) income	**(189)**	**—**	**(189)**	**1,136**	**—**	**1,136**
Preferred and preference stock dividend requirements	121	—	121	124	—	124
Net (loss) income available for common stock	**($310)**	**—**	**($310)**	**$1,012**	**—**	**$1,012**
Less: Non-core items			(1,750)			(481)
Core Earnings			**$1,440**			**$1,493**

Note: See Use of Non-GAAP Financial Measures.

February 28, 2019

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EIX Core EPS Non-GAAP Reconciliations Reconciliation of Edison International Basic Earnings Per Share to Edison International Core Earnings Per Share Earnings Per Share Attributable to Edison International 2018 2017 Basic EPS ($1.30) $1.73 Non-Core Items SCE Wildfire-related claims, net of recoveries (5.60) — Settlement of 1994 – 2006 California tax audits 0.20 — Write down, impairment and other as a result of Revised San 0.03 (1.38) Onofre Settlement Agreement Re-measurement of deferred taxes as a result of Tax Reform — (0.10) Edison International Parent and Other Settlement of 1994 – 2006 California tax audits (0.04) — Re-measurement of deferred taxes as a result of Tax Reform — (1.33) Sale of SoCore Energy and other (0.14) 0.04 Discontinued operations Resolution of tax issues related to EME — — Settlement of 1994 – 2006 California tax audits 0.10 — Less: Total Non-Core Items (5.45) (2.77) Core EPS $4.15 $4.50 Note: See Use of Non-GAAP Financial Measures. February 28, 2019 11

Use of Non-GAAP Financial Measures Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings internally for financial planning and for analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the Company's performance from period to period. Core earnings are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (or losses) are defined as earnings or losses attributable to Edison International shareholders less income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as: exit activities, including sale of certain assets, and other activities that are no longer continuing; asset impairments and certain tax, regulatory or legal settlements or proceedings. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President (626) 302-2540 sam.ramraj@edisonintl.com Allison Bahen, Senior Manager (626) 302-5493 allison.bahen@edisonintl.com February 28, 2019 12